PART C:
                                OTHER INFORMATION

Item 23.  Exhibits

     (a) Articles of Incorporation

          (i)  Certificate of Trust -- 1
          (ii) Trust Instrument -- 1
          (iii) Amended and Restated Trust Instrument

(b)  By-laws -- 1

(c)  Instruments Defining Rights of Security Holders -- 1

(d) Form of Investment Advisory Contract between X.com Asset Management, Inc. and the Registrant

(e)  Underwriting Contracts: Not applicable

(f)  Bonus or Profit Sharing Contracts: Not applicable

(g) Form of Custodian Agreement between X.com Asset Management, Inc., Investors Bank & Trust Company, and the Registrant

(h)  Other Material Contracts:

         (i) Form of Administration Agreement between X.com Asset Management, Inc., Investors Bank & Trust, and the Registrant
         (ii) Form of Transfer Agency  Agreement  between  X.com  Asset
              Management,   Inc.  and  the Registrant
         (iii)Form of  X.com  Funds  Electronic  Delivery  Consent Agreement
         (iv) Form of Third Party Feeder Fund Agreement  between X.com
              Asset Management, Inc., Master Investment Portfolio, and the Registrant
          (i) Opinion and Consent of Counsel

(j)  Consent of Independent Auditors

(k)  Omitted Financial Statements: Not applicable

(l)  Form of Subscription Agreement between Elon R. Musk and the Registrant

(m)  Rule 12b-1 Plan: Not applicable

(n)  Financial Data Schedules: Not applicable

(o)  Rule 18f-3 Plan: Not applicable

(p)  Powers of Attorney

         (i)      Form of Power of Attorney for Nicole E. Faucher
         (ii)     Form of Power of Attorney for Kevin T. Hamilton
         (iii)    Form of Power of Attorney for Elon R. Musk
         (iv)     Form of Power of Attorney for Gregory N. River
         (v)      Form of Power of Attorney for John T. Story

1.   Filed with initial registration statement on Form N-1A on June 8, 1999.


Item 24.  Persons Controlled by or Under Common Control With Registrant

     No person is controlled by or under common control with the Registrant.


Item 25.  Indemnification

     Reference is made to Article X of the Registrant's Trust Instrument.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 26.  Business and Other Connections of Investment Adviser

     X.com Asset Management, Inc. (the "Investment Adviser") is a Delaware corporation that offers investment advisory services. The Investment Adviser's offices are located at 394 University Avenue, Palo Alto, CA 94301. The directors and officers of the Investment Adviser and their business and other connections are as follows:

Directors and Officers of Investment   Title/Status with Investment Adviser     Other Business Connections
Adviser

Elon R. Musk                           Director; President; Treasurer           Trustee and Chairman of the Board,
                                                                                X.com Funds; Chairman and Chief
                                                                                Executive Officer, X.com Corporation

John T. Story                          Chief Operating Officer and              Trustee and President, X.com Funds;
                                       Chief Financial Officer                  Executive Vice President, X.com
                                                                                Corporation


Mark Sullivan                          Secretary; Assistant Treasurer           Vice President, Operations, X.com
                                                                                Corporation

Item 27.  Principal Underwriters

          Shares of the Fund are self-distributed.

Item 28.  Location of Accounts and Records

     The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of X.com Asset Management, Inc., 394 University Drive, Palo Alto, California 94301, and Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts, 02111.

Item 29.  Management Services

          Not applicable

Item 30.  Undertakings:

          Not applicable


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Palo Alto in the State of California on the 17th day of November, 1999

                                                  X.COM FUNDS
                                                  (Registrant)

                                           By:    /s/ John T. Story
                                                  -----------------------------
                                                  Name:    John T. Story
                                                  Title:   President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                   Date



/s/ John T. Story                    Trustee and President   November 17, 1999
------------------------------
John T. Story



/s/ Jeff J. Gaboury
------------------------------       Treasurer and            November 17, 1999
  Jeff J. Gaboury                    Chief Financial Officer

                                  EXHIBIT LIST

         Exhibit No.       Exhibit Name

         23(a)(iii)        Amended and Restated Trust Instrument

         23(d)(i)          Form of Investment Advisory Contract

         23(g)             Form of Custodian Agreement

         23(h)(i)          Form of Administration Agreement

         23(h)(ii)         Form of Transfer Agency Agreement

         23(h)(iii)        Form of X.com Funds Electronic Delivery Consent
                             Agreement

         23(h)(iv)         Form of Third Party Feeder Fund Agreement

         23(i)             Opinion and Consent of Counsel

         23(j)(i)          Consent of Independent Auditors

         23(l)             Form of Subscription Agreement

         23(p)(i)          Form of Power of Attorney for Nicole E. Faucher

         23(p)(ii)         Form of Power of Attorney for Kevin T. Hamilton

         23(p)(iii)        Form of Power of Attorney for Elon R. Musk

         23(p)(iv)         Form of Power of Attorney for Gregory N. River

         23(p)(v)          Form of Power of Attorney for John T. Story

                                       24